EXHIBIT 21
FRANKLIN ELECTRIC CO., INC.
SUBSIDIARIES OF THE REGISTRANT
Subsidiaries consolidated	State or country of incorporation	Percent of voting stock owned
Advanced Polymer Technology, Inc.	Michigan	100
Cookson & Zinn (PTL) Limited	United Kingdom	100
Coverco S.r.l.	Italy	100
Denorco (Proprietary) Limited	South Africa	100
EBW, Inc.	Michigan	100
Franklin Electric (Australia) Pty. Ltd.	Australia	100
Franklin Electric B.V.	Netherlands	100
Franklin Electric B.V. (Korea Branch)	Korea	100
Franklin Electric B.V. Holding Co.,	Netherlands	100
Franklin Electric C.V.	Netherlands	100
Franklin Electric Canada	Canada	100
Franklin Electric Charitable and Educational Foundation, Inc.	Indiana	100
Franklin Electric Europa GmbH	Germany	100
Franklin Electric German Holding Co.	Germany	100
Franklin Electric International Indiana, LLC	Indiana	100
Franklin Electric International, Inc.	Delaware	100
Franklin Electric Japan	Japan	100
Franklin Electric Manufacturing, LLC.	Indiana	100
Franklin Electric Properties (Proprietary) Ltd.	South Africa	100
Franklin Electric Sales, LLC.	Indiana	100
Franklin Electric (SEA) Pty. Ltd.	Singapore	100
Franklin Electric spol s.r.o.	Czech Republic	100
Franklin Electric (South Africa) Pty. Ltd.	South Africa	100
Franklin Electric Subsidiaries, Inc. [inactive]	Indiana	100
Franklin Electric (Suzhou) Co., Ltd.	China	100
Franklin Electric Trading (Shanghai) Co., Ltd.	China	100
Franklin Energy Products (Proprietary) Ltd.	South Africa	100
Franklin Wells for the World, Inc.	Indiana	100
Franklin Fueling Systems, GmbH	Germany	100
Franklin Fueling Systems, Inc.	Wisconsin	100
Franklin Fueling Systems Ltd.	United Kingdom	100
Franklin Electric Industria de Motobombus	Brazil	100
Intelligent Controls, Inc.	Maine	100
Little Giant Pump Company, LLC.	Oklahoma	100
Motores Electricos Sumergibles De Mexico S. de R.L. de C.V.	Mexico	100
Motores Franklin S.A. de C.V.	Mexico	100
Motori Sommersi Riavvolgibili S.r.l.	Italy	75
Orbit Pump Company	South Africa	100
PetroTechnik (Beijing) Trading Company	China	100
PetroTechnik do Brasil Ltda	Brazil	100
PetroTechnik France SARL	France	100
PetroTechnik India Private Limited	India	100
PetroTechnik Inc.	Delaware	100

Pump Brands (Proprietary) Limited	South Africa	100
Servicios De Mesmex S. de R.L. de C.V.	Mexico	100
Vertical S.p.A.,	Italy	75